EXHIBIT 32.2

Certification of Principal Financial Officer,
Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of Soellingen Advisory Group, Inc., (the “Company”) on Form 10-K for the period ending December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William D. Webb, Jr., Principal Financial Officer, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Soellingen Advisory Group, Inc.

Date: March 27, 2014	By:	/s/ William D. Webb, Jr.
William D. Webb, Jr., Principal Financial Officer